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                                 CONDUCTUS, INC.

                                  COMMON STOCK

                          (PAR VALUE $.0001 PER SHARE)


                             UNDERWRITING AGREEMENT



                                                           Boston, Massachusetts
                                                                   June __, 1996


TUCKER ANTHONY INCORPORATED
PENNSYLVANIA MERCHANT GROUP LTD.
  As Representatives of the
  Several Underwriters
c/o Tucker Anthony Incorporated
One Beacon Street
Boston, Massachusetts 02108

Ladies and Gentlemen:

     Conductus, Inc., a Delaware corporation (the "Company") confirms its agreement with Tucker Anthony Incorporated ("Tucker Anthony") and Pennsylvania Merchant Group Ltd. ("PMG") and each of the other underwriters, if any, named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in SECTION 11), for whom Tucker Anthony and PMG are acting as representatives (in such capacity, Tucker Anthony and PMG shall hereinafter be referred to as the "Representatives"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 1,000,000 shares (collectively, the "Firm Shares") of the Company's common stock, $.0001 par value per share ("Common Stock"), and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in SECTION 2(b) hereof to purchase from the Company all or any part of 150,000 additional shares of Common Stock for the purpose of covering over-allotments, if any. The Firm Shares and all or any part of the shares of Common Stock subject to the option described in SECTION 2(b) hereof (the "Option Shares") are hereinafter collectively referred to as the "Shares."

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     I.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, and as of the Closing Date, as defined in
SECTION 2(c) hereof, and the Option Closing Date, as defined in SECTION 2(b) hereof, if any, as follows:

(a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and an amendment or amendments thereto, on Form S-1 (No. 333-3815), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the Rules and Regulations (as defined below); such registration statement has become effective . The Company has prepared and proposes to file with the Commission a final prospectus, copies of which have heretofore been delivered to you. The Company shall not, without your prior written consent, which consent shall not be unreasonably withheld, file any post-effective amendment to such registration statement or any supplement or amendment to any prospectus or file a final prospectus with the Commission pursuant to Rule 424(b) of the Rules and Regulations. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof), and all information (if any ) deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430A of the Regulations, is hereinafter called the "Registration Statement," and the form of prospectus contained in the Registration Statement or, if Rule 430A is relied upon, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, is hereinafter called the "Prospectus." For purposes hereof, "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable.

(b) Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus, the Registration Statement or Prospectus or part thereof and no proceedings for a stop order have been instituted or are pending or, to the best knowledge of the Company, threatened. The Preliminary Prospectus, at the time of filing thereof, conformed in all material respects with the requirements of the Act and the Rules and Regulations, and the Preliminary Prospectus, at the time of filing thereof, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by any Underwriter expressly for use in such Preliminary Prospectus. When the Registration Statement became effective and at all times subsequent thereto up to the Closing Date (as hereinafter defined) and each Option Closing Date (as hereinafter defined), if any , and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer: (i) the Registration

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Statement and the Prospectus contain and will contain all material information that is required to be stated therein in accordance with the Act and the Rules and Regulations; and does and will in all material respects conform to the requirements of the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, contains or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, PROVIDED, HOWEVER, that this representation and warranty does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

(c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware. There are no direct or indirect subsidiaries (as defined in Rule 405 of the Rules and Regulations) of the Company. Except as disclosed in the Prospectus, the Company owns, directly or indirectly, no material equity interest in any corporation, partnership, trust, joint venture or other business entity. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to be so qualified would not have a material adverse effect in the condition, financial or otherwise, or in the business affairs, position, prospects, value, operation, properties, business, or results of operation of the Company whether or not arising in the ordinary course of business ("Material Adverse Effect"). The Company has all requisite power and authority (corporate, partnership and other), and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, the United States Environmental Protection Agency (the "EPA") and those other officials and bodies having jurisdiction over similar matters), to own or lease its properties and conduct its business as described in the Prospectus (collectively, "Government Approvals"), except such Government Approvals which the failure to obtain would not have a Material Adverse Effect; the Company is and has been doing business in compliance with all such Government Approvals, except where the failure to so comply would not have a Material Adverse Effect; and the Company has received no notice of proceedings relating to the revocation or modification of any such Government Approvals. The disclosures in the Registration Statement concerning the effects of federal, state, local, and foreign laws, rules and regulations on the Company's business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

(d) The Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus under "Capitalization" based upon the assumptions set forth therein and has the pro forma as adjusted capitalization set forth therein based upon the assumptions set forth therein, and the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as described in the Prospectus or as contemplated by

Section 1(n) hereof. The Shares and all other securities issued or issuable by the Company conform in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and all issued and outstanding shares of Common Stock are fully paid and non-assessable. The Shares are not and will not be subject to any preemptive or other similar rights granted by the Company to any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus; the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Shares has been duly and validly taken; and the certificates representing the Shares will be in due and proper form.

(e) The financial statements of the Company, together with the notes and schedules thereto, included in the Registration Statement, each Preliminary Prospectus and the Prospectus fairly present the financial position and the results of operations, changes in stockholders' equity and changes in cash flows of the Company at the respective dates and for the respective periods to which they apply; and each of such financial statements has been prepared in conformity with generally accepted accounting principles and the Rules and Regulations, consistently applied throughout the periods involved. Except as contemplated by the Prospectus, there has been no change or development involving a Material Adverse Effect since the date of the financial statements included in any of the Prospectus and the Registration Statement, and the outstanding debt, the property, both tangible and intangible, and the business of the Company, conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. The Company's internal accounting controls are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

(f) Coopers & Lybrand L.L.P., whose reports are filed with the Commission as a part of the Registration Statement, are independent certified public accountants as required by the Act and the Rules and Regulations.

(g) Except as disclosed in the Prospectus, the Company (i) has paid all federal, state, local and foreign taxes for which it is liable and which are due and payable, including, but not limited to, withholding taxes and amounts payable under Chapters 21 through 24 of the Internal Revenue Code of 1986, as amended (the "Code"), and has furnished all information returns it is required to furnish pursuant to the Code and (ii) does not have any material tax deficiency or claims outstanding, proposed or assessed against it.

(h) No transfer tax, stamp duty or other similar tax is payable by or on behalf of the Underwriters in connection with (i) the issuance by the Company of the Shares, (ii) the purchase by the Underwriters of the Shares,
(iii) the consummation by the Company of any of its obligations under this Agreement, or (iv) resales of the Shares by the Underwriters in connection with the distribution contemplated hereby.

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(i)            The Company maintains insurance of the types and in the amounts which it reasonably believes to be adequate for its business, all of which insurance is in full force and effect.

(j) Except as described in the Prospectus, there is no action, suit, litigation or governmental proceeding (including, without limitation, any action, suit, litigation or governmental proceeding brought by or before or otherwise involving the United States Patent and Trademark Office (the "PTO"), the EPA, or any other governmental agency or instrumentality having jurisdiction over similar matters), domestic or foreign, pending or threatened against (or presently existing or previously occurring facts or circumstances that provide a basis for the same), or involving the properties or business of the Company that
(i) questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, (ii) is required to be disclosed in the Registration Statement that is not so disclosed (and such proceedings, if any, as are summarized in the Registration Statement are accurately summarized in all material respects), (iii) would have a Material Adverse Effect or (iv) relates to or affects the Company or processes or products which the Company designed, developed, uses, manufactures or markets, or with respect to which the Company holds the right to license to others which, if adversely determined, would have a Material Adverse Effect.

(k) The Company has full legal right, power and authority to enter into this Agreement and to consummate the transactions provided for herein; and this Agreement has been duly authorized, executed and delivered by the Company. This Agreement, assuming it has been duly authorized, executed and delivered by the Underwriters, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law), and none of the Company's execution or delivery of this Agreement, its performance hereunder, its consummation of the transactions contemplated herein, or the conduct of its business as described in the Registration Statement, the Prospectus and any amendments or supplements thereto, conflicts with or will conflict with or results or will result in any material breach or violation of any of the terms or provisions of, or constitutes or will constitute a material default under, or result in the creation or imposition of any material lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction on equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of (i) the corporate charter or by-laws of the Company, (ii) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which it is or may be bound or to which any of its properties or assets (tangible or intangible) is or may be subject, or (iii) to the Company's knowledge, any statute, judgment, decree, order, rule or regulation applicable to the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its activities or properties.

(l) No consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for the issuance of the Shares pursuant to the Prospectus and the Registration Statement, or the performance of this Agreement and the transactions contemplated hereby, except such as have been or may be obtained under the Act or may be required under state securities or Blue Sky laws in connection with the Underwriters' purchase and distribution of the Shares.

(m) All executed agreements or copies of executed agreements filed as exhibits to the Registration Statement (including those incorporated by reference) to which the Company is a party or by which it may be bound or to which its assets, properties or business may be subject have been duly and validly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the other parties thereto, constitute the legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law). The descriptions in the Registration Statement of contracts and other documents are accurate in all material respects and fairly present the information required to be shown with respect thereto by Form S-1, and there are no contracts or other documents that are required by the Act to be described in the Registration Statement or filed as exhibits to the Registration Statement that are not described or filed as required, and the exhibits that have been filed are complete and correct copies of the documents of which they purport to be copies.

(n) Subsequent to the respective dates as of which information is set forth in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not
(i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money (except for (A) the issuance of shares of Common Stock upon the exercise of previously granted options, and (B) borrowings made pursuant to the Company's existing credit agreements), (ii) entered into any transaction which would have a Material Adverse Effect, or (iii) declared or paid any dividend or made any other distribution on or in respect of its capital stock.

(o) No material default exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets (tangible or intangible) of the Company is subject or affected.

(p) The Company has a generally satisfactory employer-employee relationship with its employees and is in compliance with all federal, state, local, and, where applicable, foreign, laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to comply would not have a Material Adverse Effect. There are no pending investigations involving the Company by the United States Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company, or any predecessor entity, and no such strike, picketing, boycott, dispute, slowdown or stoppage has ever occurred. No representation question exists respecting the employees of the Company, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. There are no expired or existing collective bargaining agreements of the Company.
(q) The Company has not incurred any material liability arising under or as a result of the application of the provisions of the Act.

(r) Except as disclosed in the Prospectus, the Company does not maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multiemployer plan" (collectively, the "ERISA Plans") as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company does not maintain or contribute, now or at any time previously, to a "defined benefit plan," as defined in Section 3(35) of ERISA. The Company has never completely or partially withdrawn from a "multiemployer plan."

(s) The Company is in compliance with all applicable existing federal, state, local and foreign laws and regulations relating to the protection of human health or the environment or imposing liability or requiring standards of conduct concerning any Hazardous Materials ("Environmental Laws"), except for such instances of noncompliance which, either singly or in the aggregate, would not have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended,
(ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environment Law.

(t) The Company has complied with all provisions of Section 517.075 Florida Statutes (Chapter 92-198; Laws of Florida).

(u) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v) The Company has filed an application to list the Shares on the Nasdaq National Market and received notification that the listing has been approved subject to the notice of issuance of the Stock.

(w) The Company has not distributed and will not distribute (within the meaning of Rule 140 of the Rules and Regulations under the Securities Act) any offering material in connection with the offering and sale of the Shares, other than the Prospectus, any Preliminary Prospectus, the Registration Statement and other materials permitted by the Securities Act.

(x) No holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company exercisable for or convertible or exchangeable for securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company within 90 days of the date hereof or to require the Company to file a registration statement under the Act during such 90-day period.

(y) The Company has taken or will take, directly or indirectly (except for any action that may be taken by the Underwriters), no action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise.

(z) Except to the extent disclosed in the Prospectus, (i) the Company owns or possesses or has a license or other right to use, the patents, patent rights, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), technology, trademarks (including, without limitation, "Conductus," the Conductus logo, "Mr. SQUID" and "iMAG"), service marks and trade names (including without limitation, "xMAG"), together with all applications for any of the foregoing, and (ii) the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing and is not aware of any basis for such a claim.

(aa) The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus to be owned or leased by it free and clear of all material liens, charges, claims, encumbrances, pledges, security interests, defects, or other restrictions on equity of any kind whatsoever, other than (i) those referred to in the Prospectus or (ii) liens for taxes not yet due and payable.

(bb) Except as described in the Prospectus under "Underwriting" and on the cover page thereof, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, employees or affiliates that may affect the Underwriters' compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

(cc) Quotations and last sale data with respect to the Company's Common Stock are currently reported on the Nasdaq National Market under the symbol "CDTS" and the Company knows of no currently existing reason or set of facts which is likely to result in the inability or refusal to quote the Common Stock or the Shares.

(dd) The Company is not an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act"), or subject to regulation under the 1940 Act.

(ee) Any certificate signed by any officer of the Company and delivered to the Underwriters or to the Underwriters' Counsel (as hereinafter defined) shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.   PURCHASE, SALE AND DELIVERY OF THE SHARES.

(a) On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell 1,000,000 Firm Shares to the several Underwriters and each Underwriter, severally and not jointly, agrees to purchase that number of Firm Shares set forth in SCHEDULE A opposite its name plus any additional number of Firm Shares that such Underwriter may become obligated to purchase pursuant to the provisions of SECTION 11 hereof.

(b) In addition, on the basis of the representations, warranties, covenants and agreements herein contained and upon not less than two business days' notice from the Representatives of the Underwriters, the Company grants to the Underwriters an option to purchase up to 150,000 Option Shares. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Shares the option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters to the Company, setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. Option Shares shall be purchased severally for the account of the Underwriters in proportion to the number of Firm Shares set forth opposite the name of such Underwriters in Schedule A hereto. The time and date of delivery of any of the Option Shares is hereinafter referred to as an

"Option Closing Date"). The price of both the Firm Shares and any Option Shares shall be $____ per share.

(c) Payment of the purchase price for, and delivery of certificates for, the Firm Shares and the Option Shares shall be made on each of the Closing Date and the Option Closing Date, respectively, by wire transfer(s) in next day funds, payable to an account of the Company specified in writing to the Representatives, upon delivery of certificates (in form and substance satisfactory to the Representatives) representing such securities to the Representatives. Delivery and payment for the Firm Shares shall be made at 10:00 a.m. (Eastern Time) on the third business day following the public offering, or at such other time and date as shall be agreed upon by the Representatives and the Company. (The time and date of payment for and delivery of the Firm Shares being herein called the "Closing Date"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above mentioned office of Wilson Sonsini Goodrich & Rosati, P.C. or at such other place as shall be agreed upon by the Representatives and the Company. Certificates for the Firm Shares and the Option Shares, if any, shall be in definitive, fully registered form, shall bear no restrictive legends and shall be in such denominations and registered in such names as the Representatives may request in writing at least two (2) business days prior to the Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Firm Shares and the Option Shares, if any, shall be made available to the Representatives at such office or such other place as the Representatives may designate for inspection and packaging not later than 9:30 a.m. (Eastern Time) on the last business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.

3.        PUBLIC OFFERING OF THE SHARES.

          As soon after the Registration Statement becomes effective as the Representatives deem advisable, the Underwriters shall make a public offering of the Shares at the price and upon the other terms set forth in the Prospectus.

4.        COVENANTS OF THE COMPANY.

     The Company agrees with each of the Underwriters as follows:

(a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as practicable; it will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement or any subsequent amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed; if the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 430A(a), the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to such Registration Statement as originally declared effective which is declared effective by the Commission; if for any reason the filing of the final form of Prospectus is required under Rule 424(b)(3) of the Rules and Regulations, it will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed; promptly upon your request, it will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of counsel of the several Underwriters ("Underwriters' Counsel"), may be necessary or advisable so as to comply with all applicable laws and regulations (including, without limitation, Section 11 under the Act and Rule 10b-5 under the Exchange Act) in connection with the distribution of the Shares by the Underwriters; and it will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Shares as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in case any Underwriter is required so as to comply with all applicable laws and regulations (including, without limitation, Section 11 under the Act and Rule 10b-5 under the Exchange Act) to deliver a prospectus nine months or more after the effective date of the Registration Statement in connection with the sale of the Shares, it will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act. The Company will (i) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations and
(ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy at a reasonable time prior to the proposed filing or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations. The Company will further advise the Representatives promptly (i) of any request of the commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose.
The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(b) If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the

Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus.

(c) The Company shall endeavor in good faith, in cooperation with the Representatives to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be reasonably required for purposes of the distribution of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction. In each jurisdiction in which the Shares shall have been qualified as above provided, the Company will use all reasonable efforts to make and file such statements and reports at such times in each year as are or may be reasonably required by the laws of such jurisdiction to continue such qualification.

(d) The Company will furnish to you, as soon as available, copies of the Registration Statement (three of which will be signed and which will include all exhibits), each Preliminary Prospectus, the Prospectus and any amendment or supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, all in such quantities as you may from time to time reasonably request.

(e) The Company will make generally available to its stockholders as soon as practicable, but in any event not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earning statement (which will be in reasonable detail but need not be audited) complying with the provisions of Section 11(a) of the Act and covering a twelve-month period beginning after the effective date of the Registration Statement.

(f) During a period of five years after the date hereof, the Company will furnish to its stockholders, to the extent required by applicable laws or Commission Rules or Regulations, as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent certified public accountants) and unaudited quarterly reports of earnings for each of the first three quarters of the fiscal year, and will furnish to you, upon request (i) concurrently with furnishing such reports to its stockholders, statements of income of the Company for each of the first three quarters in the form furnished to the Company's stockholders; (ii) concurrently with furnishing to its stockholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of stockholders' equity, and of cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent certified public accountants; (iii) as soon as they are available, copies of all reports (financial or other) mailed to stockholders; (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the NASD; and (v) any additional information of a public nature concerning the Company or its subsidiaries or its business which you may reasonably request. During such five year period, if the Company shall have active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and shall be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

(g) The Company will apply the net proceeds from the sale of the Shares being sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

(h) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

(i) If at any time during the 90-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

(j) For a period ending 90 days from the effective date of the Registration Statement, the Company will not, without your prior written consent, issue, sell, offer or agree to sell, or otherwise dispose of, directly or indirectly, any Common Stock, any options, rights or warrants with respect to any shares of Common stock or any securities convertible into, exercisable for or exchangeable for Common Stock other than (A) the sale of the Shares to be sold by the Company and the Option Shares hereunder, (B) the Company's issuance of options or Common Stock under the Company's currently authorized 1992 Stock Option/Stock Issuance

Plan and Employee Stock Purchase Plan and (C) the issuance of Common Stock upon the exercise of warrants outstanding as of the date hereof and described in the Prospectus.

5.       PAYMENT OF EXPENSES.

(a) The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date (to the extent not paid at the Closing Date) all expenses and fees (other than fees of counsel to the Underwriters, except as provided in (iii), (v) and (vii) below) incident to the performance of the obligations of the Company under this Agreement, including, without limitation,
(i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing, filing, delivery and mailing (including the payment of postage with respect thereto) of the Registration Statement and the Prospectus and any amendments and supplements thereto, (iii) all costs and expenses incurred in connection with the printing, mailing and delivery of this Agreement, the Selected Dealer Agreements, the Agreement Among Underwriters, Underwriters' Questionnaires, Powers of Attorney, and related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as hereinabove stated, (iv) the printing, engraving, issuance and delivery of the Shares including any transfer or other taxes payable thereon,
(v) the qualification of the Shares under state or foreign securities or "Blue Sky" laws and determination of the status of such securities under legal investment laws, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum," the "Supplemental Blue Sky Memorandum" and "Legal Investments Survey," if any, and disbursements and fees of counsel in connection therewith, (vi) fees and expenses of the Transfer Agent, (vii) fees and expenses incurred in connection with the review by the NASD of certain of the matters set forth in this Agreement, and (viii) the fees and expenses incurred in connection with the listing of the Shares on the Nasdaq National Market and any other exchange.

(b) If this Agreement is terminated by the Representatives in accordance with the provisions of SECTION 6, SECTION 10(b) or SECTION 12, unless the basis upon which the Representatives terminate this Agreement results from the default or omission of any Underwriter, the Company shall reimburse and indemnify the Underwriters for all of their reasonable out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters and any of
the "Blue Sky" fees and expenses identified in SECTION 5(a)(v) above.   If the
transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or to fulfill any condition of the Underwriters' obligations hereunder, or if the Company shall terminate the Agreement under
SECTION 10(a), the Company will reimburse the several Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel for the several Underwriters and any of the "Blue Sky" fees and expenses identified in SECTION 5(a)(v) above) incurred by the Underwriters in investigating, preparing to market or marketing the Shares. Notwithstanding the foregoing, the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.       CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS.

     The obligations of the Underwriters hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date and each Option Closing Date, if any, as if they had been made on and as of the Closing Date or each Option Closing Date, as the case may be; the accuracy on and as of the Closing Date or Option Closing Date, if any, of the statements of officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the Closing Date and each Option Closing Date, if any, of its covenants and obligations hereunder and to the following further conditions:

(a) The Registration Statement shall have become effective not later than 5:00 P.M., Eastern Time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representatives, which consent shall not be unreasonably withheld, and, at the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of Underwriters' Counsel. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Shares and any other information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and, prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

(b) The Representatives shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact that, in the Representatives' opinion or in the opinion of Underwriters' Counsel, is material, or omits to state a fact that, in the Representatives' opinion or in the opinion of Underwriters' Counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact that, in the Representatives' opinion or in the opinion of Underwriters' Counsel, is material, or omits to state a fact that, in the Representatives' opinion or in the opinion of Underwriters' Counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) On or prior to the Closing Date and each Option Closing Date, if any, the Representatives shall have received from Underwriters' Counsel, such opinion or opinions with respect to the organization of the Company, the validity of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives reasonably may request and such counsel shall have received such papers and information as they reasonably request to enable them to pass upon such matters.

(d) On the Closing Date, the Underwriters shall have received the favorable opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to the Company, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

     (i) the Company (A) is validly existing as a corporation in good standing under the laws of the State of Delaware, and (B) is duly qualified and licensed and in good standing as a foreign corporation in those jurisdictions set forth in an exhibit to such opinion, an officer of the Company having furnished to such counsel a certificate annexed as an exhibit to such opinion that such jurisdictions are the only jurisdictions in which such corporation owns or leases properties or conducts business, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company;

     (ii) the Company has the corporate power or authority to own or lease its properties and to conduct its business as described in the Prospectus;

     (iii) except as described in the Prospectus, to such counsel's knowledge, the Company does not own a material interest in any corporation, partnership, joint venture, trust or other business entity;

     (iv) the authorized capital stock of the Company as of March 31, 1996 is as set forth in the Prospectus under the heading "Capitalization," subject to the assumptions set forth therein, and, except as provided for in this Agreement and as described in the Prospectus, to such counsel's knowledge, the Company is not a party to or bound by any instrument, agreement or other arrangement providing (except for the options described in the Prospectus) for it to issue any capital stock, rights, warrants, options or other securities. All shares of Common Stock issued and outstanding on the date hereof prior to the issuance of the Shares have been duly authorized and validly issued and are fully paid and non-assessable; and none of such shares were issued in violation of any preemptive right. To such counsel's knowledge, the Firm Shares and the Option Shares are not and will not be subject to any preemptive rights.
     The Firm Shares and the Option Shares have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable; and the form of certificate representing the Shares is in due and proper form;

     (v) the Registration Statement is effective under the Act, and, if applicable, filing of all pricing and other information has been timely made in the appropriate form under Rule 430A of the Rules and Regulations, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened by the Commission;

     (vi) each of the Preliminary Prospectus, the Registration Statement, and the Prospectus and any amendments or supplements thereto (other than the financial statements and schedules and other financial data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations. In addition, such counsel shall state that they know of no contracts, leases or other documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required;

     (vii) (A) to such counsel's knowledge, there is not pending or threatened against the Company, or involving any of its properties or assets, any action, suit, litigation or governmental proceeding (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, that (x) is required to be disclosed in the Registration Statement and is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all material respects), (y) questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, or (z) except as may be disclosed in the Registration Statement, may have a Material Adverse Effect; and (B) no statute or regulation or legal or governmental proceeding required to be described in the Prospectus is not described as required;

     (viii) the Company has full legal right, power and authority to enter into this Agreement and to consummate the transactions provided for herein; and this Agreement has been duly authorized, executed and delivered by the Company. None of the Company's execution or delivery of this Agreement, its performance hereunder, or its consummation of the transactions contemplated herein, conflicts with or will conflict with or results or will result in any material breach or violation of any of the material terms or provisions of, or constitutes or will constitute a material default under, or result in the creation or imposition of any material lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction on equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of (A) the corporate charter or by-laws of the Company, (B) to such counsel's knowledge, any voting trust agreement or any stockholders agreement, or any material indenture, mortgage, deed of trust, note, loan or credit agreement or other agreement or instrument to which the Company is a party or by it may be bound or to which any of its properties or assets (tangible or intangible) is or may be subject, or (C) to such counsel's knowledge, any statute, rule, regulation or, any judgment, decree or order applicable to the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body having jurisdiction over the Company or any of its activities or properties except, with respect to clause (C) only, where there would be no Material Adverse Effect;

     (ix) no consent, approval, authorization or order, and no filing with, any federal or state court, regulatory body, government agency or other body (other than such as have been effected under the Act and such as may be required under Blue Sky laws, as to which no opinion need be rendered) is required in connection with the issuance of the Shares pursuant to the Prospectus and the Registration Statement, the performance of this Agreement and the transactions contemplated hereby;

     (x) to such counsel's knowledge, the Company is not in violation of any term or provision of its Certificate of Incorporation or By-Laws;

     (xi) the statements in the Prospectus under the captions "Business - Strategic Alliances and Development Agreements"; "Management - 1992 Stock Option/Stock Issuance Plan"; "-Employee Stock Purchase Plan"; "-401(k) Profit Sharing Plan"; "-Limitation of Liability and Indemnification Matters"; and "Description of Capital Stock" have been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, contracts, licenses, rules or regulations or legal conclusions, are correct in all material respects, except that, as such counsel has not been involved in the negotiating of each of the agreements described under the caption "Business-Strategic Alliances and Development Agreements," this opinion regarding the statements under such caption is based only on such counsel's review of documents and discussions with the Company and does not extend to contracts with the U.S. government or laws governing patents, copyrights, trademarks and other proprietary rights;

     (xii) except as disclosed in the Prospectus to such counsel's knowledge, no person, corporation, trust, partnership, association or other entity has the right to include and/or register any securities of the Company in the Registration Statement (other than such rights which have been waived), to require the Company to file any registration statement.

     In rendering the foregoing opinions, such counsel shall not be required to express any opinion as to the law of any jurisdiction other than the laws of California, the corporate laws of Delaware and the federal laws of the United States.

     For purposes of any of the opinions to be rendered by such counsel pursuant to this subsection (d) of SECTION 6, the term "to such counsel's knowledge," "known to us" and similar phrases with reference to matters of fact mean that after examination of documents in such counsel's files and considering the actual knowledge of the individual attorneys in such counsel's firm who have given substantive attention to the public offering of the Shares by the Company (but excluding any constructive or imputed notice of any information), such counsel finds no reason to believe that any of such opinions is factually incorrect. Beyond that, such counsel shall have made no independent factual investigation for the purpose of rendering an opinion with respect to such matters.

     Such counsel shall also state that in addition to rendering legal advice and assistance to the Company in the course of the preparation of the Registration Statement and the Prospectus, involving, among other things, discussions and inquiries concerning various legal matters and the review of certain corporate records, documents and proceedings, it also participated in conferences with certain officers and other representatives of the Company, including its independent public accountants and with you and your counsel at which the contents of the Registration Statement, the Prospectus and related matters were discussed.

     Such counsel shall further state that (i) as of the effective date of the Registration Statement, the Prospectus and any amendments and supplements thereto, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations of the Commission thereunder and (ii) although it has not independently checked or verified the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus (except with respect to matters expressly covered above by its opinion), that based on its participation in the preceding paragraph, it confirms that it has no reason to believe that (except for financial statements as to which it expresses no belief) the Prospectus, the Registration Statement and any amendments and supplement thereto, on the date hereof, (A) contain any untrue statement of a material fact or omit to state any material fact required to be therein or necessary to make the statements therein not misleading or (B) contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

     At each Option Closing Date, if any, the Underwriters shall have received the favorable opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to the Company, dated the Option Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel confirming as of such Option Closing Date the statements made by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP in their opinion delivered on the Closing Date.

(e) On the Closing Date, the Underwriters shall have received the favorable opinion, of Merchant, Gould, Smith, Edell, Welter & Schmidt, P.A., patent counsel for the Company, dated the Closing Date, to the effect that:

(i) to the extent not disclosed in the Prospectus, the Company is listed in the records of the PTO as the holder of record of the patents and patent applications set forth in a schedule to such opinion, and such counsel knows of no unrecorded claims of third parties to any ownership interest or lien with respect to any of such patents or patent applications;

(ii) the statements in the Prospectus under the captions "Risk Factors-Uncertainty of Patents and Proprietary Rights; Risk of Litigation" and "Business-Patents, Proprietary Technology and Trademarks" (the "Intellectual Property Portion"), to such counsel's knowledge, insofar as such statements constitute a summary of the Company's patents and patent applications are in all material respects accurate summaries and fairly summarize in all material respects to legal matters, documents and proceedings relating to such patents and patent applications described therein;

(iii) such counsel is not aware that any of the Company's patents is invalid or that any patent issued in respect of any of the Company's patent applications would be invalid;

(iv) such counsel is not aware that any valid patent is infringed by the activities of the Company described in the Prospectus or by the manufacture, use or sale of any product, device, instrument, superconducting film, circuit, subsystem or system or other item made and used according to the Company's patent applications or patents;

(v) such counsel is not aware of any material defects or form in the preparation or filing of patent applications on behalf of the Company. Such patent applications have been diligently pursued by the Company;

(vi) such counsel is not aware of any pending or threatened action, suit, proceeding or claim by others that the Company is infringing or otherwise violating any patents, trademarks, trade secrets, know-how or other proprietary rights;

(vii) Except as specifically disclosed in the Prospectus, such counsel is not aware of any pending or threatened action, suit, proceeding, or claim by others challenging the validity or scope of the patent applications or the patents held by or licensed to the Company;

(viii) according to such counsel's records, the Company is listed or is in the process of being listed in the records of the appropriate foreign office as the sole holder of record of the foreign patent applications set forth in a schedule of such opinion. Such counsel knows of no claims of third parties to any ownership interest or lien with respect to any of such patents or patent applications.

     Such counsel shall also state that since November of 1993 it has represented the Company in the prosecution of many of its patents, the remainder being prosecuted by in-house counsel and other private firms, and that such counsel has participated in conferences with employees of the Company at which the Company's patents, patent applications and the contents of the Intellectual Property Portion of the Registration Statement were discussed, and, although such counsel is not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement (except to the extent stated in the Prospectus under the caption "Experts" and to the extent stated in subparagraph (ii)), on the basis of such conferences and such representation of the Company, nothing has come to the attention of such counsel which leads them to believe that the Intellectual Property Portion of the Registration Statement, as of the time the Registration Statement became effective under the Act, and such portion of the Prospectus or any amendment or supplement thereto, on the date such Prospectus, amendment or supplement thereto was filed pursuant to Rule 424(b), and such portion of the Registration Statement and the Prospectus, or any amendment or supplement thereto, as of the Closing Date or the option Closing Date, as the case may be, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     At each Option Closing Date, the Underwriters shall have received the favorable opinion of Merchant, Gould, Smith, Edell, Welter & Schmidt, P.A., patent counsel to the Company, dated the Option Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, each confirming as of Option Closing Date the statements made in their opinion delivered on the Closing Date.

(f) On or prior to each of the Closing Date and each Option Closing Date, if any, Underwriters' Counsel shall have been furnished such customary documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in subsection (c) of this SECTION 6, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions of the Company or herein contained.

(g) Prior to each of the Closing Date and each Option Closing Date, if any, (i) there shall have been no Material Adverse Effect from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company, from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus that, individually or in the aggregate, has had a Material Adverse Effect; (iii) the Company shall not be in material default under any provision of any instrument relating to any of its outstanding indebtedness; (iv) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (v) no action, suit or proceeding, at law or in equity, shall have been pending or to its knowledge threatened against the Company, or affecting any of its properties or business before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect; and (vi) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated, threatened or contemplated by the Commission.

(h) At each of the Closing Date and each Option Closing Date, if any, the Underwriters shall have received a certificate of the Company signed by the principal executive officer and by the chief financial officer of the Company, dated the Closing Date or Option Closing Date, as the case may be, to the effect that each of such persons has carefully examined the Registration Statement, the Prospectus and this Agreement, and that:

     (i) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as the case may be;

     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officer, are threatened under the Act;

     (iii) none of the Registration Statement, the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Preliminary Prospectus or any supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

     (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred up to and including the Closing Date or the Option Closing Date, as the case may be, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; the Company has not paid or declared any dividends or other distributions on its capital stock; the Company has not entered into any transactions not in the ordinary course of business; and there has not been any material change in the capital stock or long-term debt or any increase in the short-term borrowings of the Company not in the ordinary course of business; other than for operating losses in the ordinary course of business the Company has not sustained any material loss or damage to its property or assets, whether or not insured; there is no litigation that is pending or threatened against the Company that is required to be set forth in an amended or supplemented Prospectus that has not been set forth; and there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been set forth.

     References to the Registration Statement and the Prospectus in this subsection (i) are to such documents as amended and supplemented at the date of such certificate.

(i) At the time of execution of this Agreement, the Underwriters shall have received from Coopers & Lybrand L.L.P., independent certified public accountants, a letter, dated the date hereof, in form and substance satisfactory to the Underwriters and the Underwriters' Counsel.

(j) At the Closing Date and each Option Closing Date, if any, the Underwriters shall have received from Coopers & Lybrand L.L.P. a letter, dated as of the Closing Date, or such Option Closing Date, as the case may be (in either case, an "Updated Comfort Letter"), reaffirming the statements made in the comfort letter furnished by Coopers & Lybrand L.L.P. to the Underwriters concurrently with the execution of this Agreement, such Updated Comfort Letter to be in form and substance satisfactory to the Underwriters and the Underwriters' Counsel.

(k) On each of the Closing Date and the relevant Option Closing Date, if any, there shall have been duly tendered to the Representatives for the several Underwriters' accounts the appropriate number of Shares.

(l) No order suspending the sale of the Shares in any jurisdiction designated by the Representatives pursuant to subsection (c) of SECTION 4 hereof shall have been issued on either the Closing Date or the Option Closing Date, if any, and no proceedings for that purpose shall have been instituted or to the knowledge of the Representatives or that of the Company shall be contemplated.

(m) The Underwriters shall have received the written agreements of the officers, directors and holders of Common Stock listed in SCHEDULE B that each will not offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase or otherwise dispose of, other than by operation of law, gifts, pledges or dispositions by estate representatives to immediate family members, any shares of Common Stock (including, without limitation, Common Stock of the Company which may be deemed to be beneficially owned by the undersigned in accordance with the Rules and Regulations) during the 90 days following the date of the final Prospectus.

(n) The Shares delivered on the Closing Date or the Option Closing Date shall have been duly listed, subject to notice of official issuance, on the Nasdaq National Market.

     If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or the relevant Option Closing Date, as the case may be, is not so fulfilled, the Representatives may terminate this Agreement or, if the Representatives so elect, they may waive any such conditions that have not been fulfilled or extend the time for their fulfillment.

7.   INDEMNIFICATION AND CONTRIBUTION.

(a) The Company agrees to indemnify and hold harmless each of the Underwriters (including specifically each person who may be substituted for an Underwriter as provided in SECTION 11 hereof) and each person, if any, who controls any Underwriter ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), as such are incurred, to which such Underwriter or such controlling person may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained
(i) in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented); or (ii) in any application or other document or written communication (in this SECTION 7 collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Common Stock under the securities laws thereof or filed with the Commission, any state securities commission or agency, or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), unless; (y) such statement or omission was made in reliance upon and in strict conformity with written information furnished to the Company with respect to any Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, or in any application, as the case may be; or (z) such statement or omission was contained or made in a Preliminary Prospectus and corrected in the Prospectus and (A) such loss, claim, damage or liability was suffered or incurred by an Underwriter (or a controlling person of an Underwriter) resulting from an action, claim or suit by a person receiving a Preliminary Prospectus from such Underwriter and who purchased Shares which are the subject of such loss, claim, damage or liability from such Underwriter in the offering contemplated hereby and (B) such Underwriter failed to delivery or provide a copy of the Prospectus to such person at or prior to the time such delivery was required by the Act.

     The indemnity agreement in this subsection (a) shall be in addition to any liability that the Company may have at common law or otherwise.

(b) Each of the Underwriters agrees severally, but not jointly, to indemnify and hold harmless the Company, each of its directors and officers who has signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of the Act to the same extent as the foregoing indemnity from the Company to the Underwriters but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any application made in reliance upon, and in strict conformity with, written information furnished with respect to any Underwriter by such Underwriter expressly for use in such Preliminary

Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any such application, provided that such written information or omissions only pertain to disclosures in the Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or any supplement thereto or in any such application directly relating to the transactions effected by the Underwriters in connection with this Offering. The Company acknowledges that the statements with respect to the public offering of the Shares set forth under the heading "Underwriting" and the stabilization legend in the Prospectus and the last paragraph on the outside front cover page of the Prospectus have been furnished by the Underwriters expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus

(c) Promptly after receipt by an indemnified party under this SECTION 7 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this SECTION 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but in the failure so to notify an indemnifying party shall not relieve it from any liability that it may have under this SECTION 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, except to the extent that any indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to the indemnifying party. Anything in this SECTION 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim nor action effected without its written consent; PROVIDED, HOWEVER, that such consent shall not be unreasonably withheld.

(d) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes a claim for indemnification pursuant to this SECTION 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this SECTION 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then the indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Shares or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, in connection with the statement(s) or omission(s) that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is the contributing party and the Underwriters are the indemnified party, the relative benefits received by the Company on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before executing expenses) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement(s) or omission(s). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this SECTION 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this SECTION 7(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
SECTION 7, each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who has signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this SECTION 7(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this SECTION 7(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this SECTION 7(d), but only to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

8.        REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY.

     All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall be deemed to be representations, warranties and agreements at the Closing Date and the Option Closing Date, as the case may be, and such representations, warranties and agreements of the Company, and the indemnity agreements contained in SECTION 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance or sale and delivery of the Shares to the Underwriters.

9.        EFFECTIVE DATE.

     This Agreement shall become effective at 9:30 a.m., Eastern Time, on the date hereof, or at such earlier time after the Registration Statement becomes effective as the Representatives, in their sole discretion, shall release the Shares for the sale to the public, provided, however that the provisions of SECTIONS 5, 7 and 9 of this Agreement shall at all times be effective. For purposes of this SECTION 9, the Shares to be purchased hereunder shall be deemed to have been so released upon the earlier of dispatch by the Representatives of telegrams to securities dealers releasing such Shares for offering or the release by the Representatives for publication of the first newspaper advertisement that is subsequently published relating to the Shares.

10.       TERMINATION.

(a) Subject to subsection (d) of this SECTION 10, the Company may at any time before this Agreement becomes effective in accordance with SECTION 9, terminate this Agreement.

(b) Subject to subsection (d) of this SECTION 10, the Representatives shall have the right to terminate this Agreement, (i) if any calamitous domestic or international event or act or occurrence has materially disrupted, or in the Representatives' opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange, or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a war or major hostilities; (iv) if a banking moratorium has been declared by a California State, New York State, Commonwealth of Massachusetts or federal authority; or (v) if a moratorium in foreign exchange trading has been declared; or (vi) if the Company shall have sustained a loss material or substantial to the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act that, whether or not such loss shall have been insured, will, in the

Representatives' opinion, make it inadvisable to proceed with the delivery of the Shares; or (vii) if there shall have been a Material Adverse Effect.

(c) If any party hereto elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this SECTION 10, such party shall notify, on the same day as such election is made, the other parties hereto in accordance with the provisions of SECTION 13 hereof.

(d) Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to SECTIONS 11 and 12 hereof), and whether or not this Agreement is otherwise carried out, the provisions of SECTIONS 5 and 7 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

11.       SUBSTITUTION OF THE UNDERWRITERS.

     If one or more of the Underwriters shall fail (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of
SECTION 6, SECTION 10 or SECTION 12 hereof) to purchase the Shares that it or they are obligated to purchase on such date under this Agreement (the "Defaulted Securities"), the Representatives shall use their best efforts within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24 hour period, then:

     (i) if the number of Defaulted Securities does not exceed 10% of the total number of Firm Shares to be purchased on such date, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

     (ii) if the number of Defaulted Securities exceeds 10% of the total number of Firm Shares and arrangements satisfactory to the Representatives for the purchase of the Defaulted Securities are not made within 36 hours, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default by such Underwriter under this Agreement.

     In the event of any such default that does not result in a termination of this Agreement, the Representatives shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

12.        DEFAULT BY THE COMPANY.

     If the Company shall fail at the Closing Date or any Option Closing Date, as applicable, to sell and deliver the number of Shares that it is obligated to sell hereunder on such date, then this Agreement shall terminate without any liability on the part of any non-defaulting party other than pursuant to
SECTION 5 and SECTION 7 hereof. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

13.       NOTICES.

     All notices and communications hereunder may be mailed or transmitted by any standard form of telecommunication and, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given when delivered to a notice party hereto at the address specified herein or at the address subsequently communicated in writing to the notice parties. Notices to the Underwriters shall be directed to the Representatives c/o Tucker Anthony Incorporated, One Beacon Street, Boston, Massachusetts 02108, Attention:
Corporate Finance Department, with a copy to Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304; Attention: Howard S. Zeprun, Esq. Notices to the Company shall be directed to Conductus, Inc., 969 West Maude Avenue, Sunnyvale, California 94086, Attention: Charles E. Shalvoy, President and Chief Executive Officer, with a copy to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP, 600 Hansen Way, Second Floor, Palo Alto, California 94304, Attention: Robert V. Gunderson, Jr. In each case a notice party may change its address for notice hereunder by a written communication to the other such parties.

14.       PARTIES.

     This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriters, the Company and the controlling persons, directors and officers referred to in SECTION 7 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

15.       CONSTRUCTION.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT GIVING EFFECT TO THE CHOICE OF LAW OR CONFLICT OF LAWS PRINCIPLES.

16.       COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

17.        ENTIRE AGREEMENT.

     This Agreement and the Schedule hereto contains the entire agreement between the parties hereto in connection with the subject matter hereof.

     If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                   Very truly yours,

                                   CONDUCTUS, INC.


                                   By:
                                        Charles E. Shalvoy
                                        President and Chief Executive Officer


CONFIRMED AND ACCEPTED AS OF
THE DATE FIRST ABOVE WRITTEN

TUCKER ANTHONY INCORPORATED
PENNSYLVANIA MERCHANT GROUP LTD.


Acting severally on behalf of themselves and the several Underwriters named herein.

By TUCKER ANTHONY INCORPORATED


By:

Title:

                                   SCHEDULE A





Name                                                    Number of Firm
                                                           Shares


Tucker Anthony Incorporated

Pennsylvania Merchant Group Ltd.


     Total                                                         1,000,000

                                   SCHEDULE B

NAME
- ----

Hewlett-Packard Company
Asset Management Associates 1984
Venrock Associates
Venrock Associates II, L.P.
John F. Shoch
Anthony Sun
Richard W. Anderson
Martin Cooper
Robert J. Saldich
Charles E. Shalvoy
Duncan J. MacMillan
Randy W. Simon
William J. Tamblyn